Exhibit 99.2
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION
Contact:	Robert L.G. White President and CEO Phone: 908/206-3700

BREEZE-EASTERN ANNOUNCES BOARD NOMINEES FOR ANNUAL MEETING
Company Settles Threatened Proxy Contest
Union, New Jersey — July 31, 2007 — Breeze-Eastern Corporation (AMEX:BZC) today announced that it has entered into an agreement with certain of its major stockholders with respect to the slate of nominees to be proposed by the company for election as directors at the company’s 2007 annual meeting. Under the terms of a Settlement Agreement dated as of July 31, 2007, by and among the company, Tinicum Capital Partners II, L.P. and its affiliates (“Tinicum”), and a stockholder group consisting primarily of Wynnefield Partners Small Cap Value, L.P., Goldsmith & Harris Incorporated, and their respective affiliated entities and persons (collectively, the “Stockholder Group”), the nominees to be named in the company’s proxy materials for election to the company’s eight member board will be current directors William J. Recker, William M. Shockley and Robert L. G. White, and new nominees William H. Alderman, Charles W. Grigg, Jay R. Harris, Russell M. Sarachek and Frederick Wasserman (collectively, the “Nominees”). Messrs. Alderman, Harris, Saracheck and Wasserman previously had been proposed as nominees to the company board by the Stockholder Group in a preliminary proxy statement filed with the Securities and Exchange Commission (“SEC”). Messrs. Grigg and Shockley are affiliated with Tinicum.
The Agreement further provides that the Stockholder Group will withdraw its nominees to the company Board and terminate its proxy solicitation. The members of the Stockholder Group and Tinicum have further agreed to refrain from submitting any stockholder proposal or director nominations at the 2007 annual meeting and at any other meetings of company stockholders which may be held prior to and including the company’s 2008 annual meeting, subject to certain conditions. As of the date of the Settlement Agreement, the members of the Stockholder Group beneficially owned, in the aggregate, 3,206,007 shares, or 34.4%, of the company’s common stock and Tinicum beneficially owned 2,471,067 shares, or 26.5% of the company’s common stock. The Company also agreed to reimburse certain out-of-pocket expenses of the Stockholder Group and Tinicum.
The Settlement Agreement provides that the company will recommend, and reflect such recommendation in its definitive proxy statement, a vote “for” the Nominees at the 2007 annual meeting which will be held within 60 days of the previously announced record date of July 25, 2007.
Under the Settlement Agreement, the members of the Stockholder Group and Tinicum have agreed to cause all shares of company common stock held of record or beneficially owned by them or any affiliate on the record date, with respect to which they have shared or sole voting power, to be present at the 2007 annual meeting for quorum purposes and to be voted at the 2007 annual meeting in favor of the election of the Nominees and against any proposal made in opposition to, or in competition with, any proposal or Nominee recommended by the company Board at the annual meeting. In addition, each member of the Stockholder Group is obligated to use commercially reasonable efforts to cause all shares of common stock with respect to which such member shares investment discretion and does not have sole voting power to be present at the annual meeting for quorum purposes and to be voted in the manner described above.
The summary of the terms of the Settlement Agreement as set forth in this press release is qualified in its entirety by reference to the Settlement Agreement, a copy of which is being filed by the company with the SEC, as an exhibit to its Current Report on Form 8-K, and which is available on the SEC website at www.sec.gov and also available free of charge by directing a request to Breeze-Eastern Corporation, 700 Liberty Avenue, Union, New Jersey, 07083, Attention: Secretary.
The company plans to file with the SEC and mail to its stockholders a proxy statement in connection with its 2007 annual meeting, and advises its stockholders to read the proxy statement relating to the annual meeting when it becomes available because it will contain important information. Stockholders may obtain a free copy of the proxy statement and any other relevant documents (when available) that the company files with the SEC at the SEC’s web site at www.sec.gov . The proxy statement and these other documents, when available, may also be obtained free of charge from the company by directing a request to Breeze-Eastern Corporation, 700 Liberty Avenue, Union, NJ 07083, Attention: Secretary.
The company, its directors and named executive officers may be deemed to be participants in the solicitation of the company’s stockholders in connection with the annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in the company’s definitive proxy statement with respect to its 2006 annual meeting, each of which is filed with the SEC, and (when available) in the company’s definitive proxy statement with respect to the 2007 annual meeting that the company will file with the SEC. To the extent holdings of the company’s equity securities by such persons have changed since the information reflected in the foregoing documents, such changes have been reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, competition from other companies; changes in applicable laws, rules and regulations affecting the company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the company’s future business; interest rate trends; determination by the company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2007.
The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.